Exhibit 99.1

NEWS RELEASE

Sylvamo Releases Second Quarter Earnings

MEMPHIS, Tenn. – Aug. 7, 2026 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing second quarter earnings. The company will host an audio webcast at 10 a.m. EDT at investors.sylvamo.com.

Management Summary from Chief Executive Officer John Sims

Our second quarter highlights include implementing uncoated freesheet price increases with our customers across all regions. We’re advancing our lean transformation journey to embed continuous improvement into how we run the business, so performance improvement becomes employee-driven, systematic and self-sustaining. Our teams also continue to make good progress on our high-return strategic investments at our Eastover, South Carolina, mill.

2026 is a transition year as we adjust our North America footprint while working through the termination of the Riverdale supply agreement with International Paper (NYSE: IP), changing tariffs and the extended outage to complete our strategic investments at our Eastover mill. Our commercial and supply chain teams have done an outstanding job to ensure our customers are well served.

Our strategic investments at Eastover continue to progress:

•The woodyard modernization project is going well, with the hardwood line yielding improved reliability and chip quality since its startup in May. The softwood operation remains on schedule for the first quarter of 2027.

•The paper machine optimization project remains on schedule, on budget and is expected to be completed during a planned maintenance outage in the fourth quarter, which will add an additional 60,000 short tons of uncoated freesheet capacity annually.

•The new cutsize sheeter passed equipment acceptance testing in June, arrived in the U.S. a few weeks ago and teams are preparing for installation.

•We are expanding warehouse capacity at our existing sheeting plant through a sale-leaseback transaction with a third party. The project will reduce supply chain costs, improve service to our customers and provide additional flexibility. We expect this project to be completed in the first quarter of 2027.

In the second quarter, Sylvamo generated a net loss of $11 million and adjusted EBITDA* of $60 million. Cash from continuing operations was $38 million, and free cash flow* was negative $23 million. In the last few years, we generated most of our free cash flow in the second half, and we expect to do so again this year.

Overall, we expect a much better earnings performance for the last six months of the year as price and mix, volume and operations should be better compared to the first half.

Our board of directors declared a $0.45 dividend for the third quarter, which we paid July 28.

-Regional Business Conditions

•In Europe, pulp prices improved throughout the first half of the year and seem stable. We continue to realize previously communicated price increases and announced another price increase effective in mid-June, which we expect to realize through the third quarter.

*See “Non-GAAP Financial Measures” for definitions of non-GAAP financial measures. Reconciliations are included in the financial schedules below.

Exhibit 99.1
•In Latin America, we expect seasonally higher demand through the second half of the year, positively impacting volume and geographic mix. We continue to realize previously communicated price increases to export customers across other Latin American countries as well as customers in the Middle East and Africa. Realization of these increases should continue through the third quarter.

•In North America, industry supply and demand dynamics improved as roughly 7% of the annual uncoated freesheet industry supply was removed with the Riverdale paper machine conversion. In the second quarter, we saw imports into North America increase compared to the previous quarter, a reaction to the 10% global tariff window. We also continue to realize previously communicated paper price increases and expect to see additional realization through the third quarter.

We expect the Middle East conflict to continue pressuring energy, chemical and transportation costs across our regions as we go through the year.

-Looking Ahead

We continue to execute in the six areas I outlined in my letter to shareowners earlier this year that define how Sylvamo will be legendary for the way we relentlessly pursue and achieve world-class excellence. These areas are safety and well-being, employee engagement, customer centricity, operational excellence, cost leadership and sustainability, all of which support our long-term value creation strategy for shareowners.

We will make disciplined, data-driven decisions that position us for sustainable success and strengthen Sylvamo for decades to come. As industry conditions turn, our capital spending normalizes and the benefits from our investments begin to materialize, we have the potential to generate annually:

• > $300 million in free cash flow

• > 15% return on invested capital

Earnings Webcast

The company will host an audio webcast at 10 a.m. EDT at investors.sylvamo.com.

To participate in Q&A, use the analyst registration to receive a unique passcode.

Replays will be available at investors.sylvamo.com for one year.

Investor Contact: Hans Bjorkman, 901-519-8030, Hans.Bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, Adam.Ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2025 were $3.4 billion. For more information, please visit Sylvamo.com.

Exhibit 99.1
Select Financial Measures

(In millions)	Second Quarter 2026	First Quarter 2026	Second Quarter 2025
Net Sales	$806	$755	$794
Net Income (Loss)	(11)	(3)	15
Business Segment Operating Profit (Loss)	14	(15)	30
Adjusted Operating Earnings (Loss)	1	(21)	15
Adjusted EBITDA	60	29	82
Cash Provided By (Used For) Operating Activities	38	(10)	64
Free Cash Flow	(23)	(59)	(2)
Segment Information

Sylvamo uses business segment operating profit (loss) to measure the earnings performance of its businesses, see definition within “Non-GAAP Financial Measures”. Second quarter 2026 sales by business segment and operating profit (loss) by business segment compared with the first quarter of 2026 and the second quarter of 2025 are as follows:

Business Segment Results

(In millions)	Second Quarter 2026	First Quarter 2026	Second Quarter 2025
Sales by Business Segment
Europe	$197	$190	$181
Latin America	219	187	207
North America	411	390	419
Inter-segment Sales	(21)	(12)	(13)
Net Sales	$806	$755	$794
Operating Profit (Loss) by Business Segment
Europe	$(20)	$(44)	$(38)
Latin America	(16)	4	2
North America	50	25	66
Business Segment Operating Profit (Loss)	$14	$(15)	$30
Operating profits in the second quarter of 2026:

Europe - $(20) million compared with $(44) million in the first quarter of 2026. Losses were lower due to higher sales price and mix and lower operating and input costs which were partially offset by higher planned maintenance outages.

Latin America - $(16) million compared with $4 million in the first quarter of 2026. Earnings were lower due to higher planned maintenance outages and higher input costs which were partially offset by higher sales price and mix and higher volumes.

North America - $50 million compared with $25 million in the first quarter of 2026. Earnings were higher due to higher sales price and mix and lower operating and input costs which were slightly offset higher planned maintenance outages.

Effective Tax Rate

The reported effective tax rate for the second quarter of 2026 was 1200%, compared to 50% for the first quarter of 2026. The higher rate for the second quarter was primarily driven by a $12 million valuation allowance on certain foreign deferred tax assets which will not expected to be realized due to a planned internal merger.

The effective operational tax rate for the second quarter of 2026 was 80%, compared with 13% for the first quarter of 2026.

Exhibit 99.1
The effective operational tax rate is a non-GAAP financial measure and is calculated by adjusting the income tax provision (benefit) and rate to exclude the tax effect at the applicable statutory rate of net special items and the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items in the second quarter of 2026 amounted to a net after-tax charge of $13 million ($0.34 per diluted share), compared with a net after-tax charge of $1 million ($0.03 per diluted share) in the first quarter of 2026.

Non-GAAP Financial Measures

Adjusted Operating Earnings (Loss) (non-GAAP) are net income (loss) (GAAP) plus the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Adjusted EBITDA (non-GAAP) is net income (loss) (GAAP) plus the sum of income taxes, net interest expense, depreciation, amortization and cost of timber harvested, stock-based compensation, the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. Management uses these measures in managing the operating performance of our business and believes that adjusted EBITDA along with adjusted EBITDA margin provide investors and analysts meaningful insights into our operating performance and is a relevant metric for the third-party debt. Adjusted EBITDA is reconciled to net income (loss), the most directly comparable GAAP measure. Adjusted EBITDA margin (adjusted EBITDA divided by net sales) is reconciled to net income (loss) margin (net income (loss) divided by net sales), the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Business Segment Operating Profit (Loss) (non-GAAP) is net income (loss) (GAAP) plus the sum of income taxes, net interest expense, the impact of foreign exchange on an intercompany note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. We believe that business segment operating profit (loss) is an important indicator of operating performance as it is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Exhibit 99.1
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the heading "Management Summary from Chief Executive Officer John Sims." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2026		2025		2026		2026		2025
NET SALES	$806		$794		$755		$1,561		$1,615
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	674		640	(d)	630		1,304		1,302	(d)
Selling and administrative expenses	69	(a)	72		73	(g)	142	(a)	145	(f)
Depreciation, amortization and cost of timber harvested	43		45		41		84		85
Taxes other than payroll and income taxes	8		7		8		16		11
Interest expense, net	11	(b)	10	(e)	9		20	(b)	19	(e)
INCOME (LOSS) BEFORE INCOME TAXES	1		20		(6)		(5)		53
Income tax provision (benefit)	12	(c)	5		(3)		9	(c)	11
NET INCOME (LOSS)	$(11)		$15		$(3)		$(14)		$42
EARNINGS (LOSS) PER SHARE
Basic	$(0.28)		$0.37		$(0.08)		$(0.35)		$1.03
Diluted	$(0.28)		$0.37		$(0.08)		$(0.35)		$1.02
Average Shares of Common Stock Outstanding - Diluted	40		41		40		40		41
The accompanying notes are an integral part of this consolidated statement of operations.

Three and Six Months Ended June 30, 2026

(a)     Includes a pre-tax charge of $4 million ($3 million after taxes) for professional and legal fees and a pre-tax gain of $1 million ($0 million after tax) related to environmental reserves in Brazil for the three and six months ended June 30, 2026, and a pre-tax loss of $1 million ($1 million after taxes) for other charges for the six months ended June 30, 2026.

(b)    Includes a pre-tax charge of $2 million ($1 million after taxes) related to debt extinguishment costs for the three and six months ended June 30, 2026.

(c)     Includes $9 million in tax expense related to a change in valuation allowances for certain deferred tax assets for the three and six months ended June 30, 2026.

Three and Six Months Ended June 30, 2025

(d)    Includes a pre-tax gain of $1 million ($1 million after taxes) for the three and six months ended June 30, 2025, to adjust the recognition of a foreign value-added tax refund in Brazil.

(e) Includes a pre-tax charge of $1 million ($1 million after taxes) of interest expense related to tax settlements for the three and six months ended June 30, 2025.

(f) Includes a pre-tax loss of $1 million ($1 million after taxes) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after taxes) related to environmental reserves in Brazil for the six months ended June 30, 2025.

Three Months Ended March 31, 2026

(g)    Includes a pre-tax loss of $1 million ($1 million after taxes) for other charges.

SYLVAMO CORPORATION
Reconciliation of Net Income (Loss) to Adjusted Operating Earnings (Loss)
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Net Income (Loss)	$(11)	$15	$(3)	$(14)	$42
Add back: Net special items expense	13	—	1	14	1
Add back: Foreign exchange gain on intercompany note	(1)	—	(19)	(20)	—
Adjusted Operating Earnings (Loss)	$1	$15	$(21)	$(20)	$43

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Diluted Earnings (Loss) Per Common Share as Reported	$(0.28)	$0.37	$(0.08)	$(0.35)	$1.02
Add back: Net special items expense	0.34	—	0.03	0.35	0.02
Add back: Foreign exchange gain on intercompany note	(0.03)	—	(0.48)	(0.50)	—
Adjusted Operating Earnings (Loss) Per Share	$0.03	$0.37	$(0.53)	$(0.50)	$1.04

SYLVAMO CORPORATION
Sales and Operating Profit (Loss) by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Europe	$197	$181	$190	$387	$371
Latin America	219	207	187	406	406
North America	411	419	390	801	857
Inter-segment Sales	(21)	(13)	(12)	(33)	(19)
Net Sales	$806	$794	$755	$1,561	$1,615

Reconciliation of Net Income (Loss) to Business Segment Operating Profit (Loss)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2026		2025		2026		2026		2025
Net Income (Loss)	$(11)		$15		$(3)		$(14)		$42
Income tax provision (benefit)	12	(a)	5		(3)		9	(a)	11
Interest expense, net	11	(b)	10	(d)	9		20	(b)	19	(d)
Foreign exchange gain on intercompany note	(1)		—		(19)		(20)		—
Net special items expense	3	(c)	—	(e)	1	(f)	4	(c)	2	(e)
Business Segment Operating Profit (Loss)	$14		$30		$(15)		$(1)		$74

Europe	$(20)		$(38)		$(44)		$(64)		$(62)
Latin America	(16)		2		4		(12)		28
North America	50		66		25		75		108
Business Segment Operating Profit (Loss)	$14		$30		$(15)		$(1)		$74

Three and Six Months Ended June 30, 2026

(a)     Includes $9 million in tax expense related to a change in valuation allowances for certain deferred tax assets for the three and six months ended June 30, 2026.

(b)     Includes a pre-tax charge of $2 million ($1 million after taxes) related to debt extinguishment costs for the three and six months ended June 30, 2026.

(c)     Includes a pre-tax charge of $4 million ($3 million after taxes) for professional and legal fees and a pre-tax gain of $1 million ($0 million after tax) related to environmental reserves in Brazil for the three and six months ended June 30, 2026, and a pre-tax loss of $1 million ($1 million after taxes) for other charges for the six months ended June 30, 2026.

Three and Six Months Ended June 30, 2025

(d)    Includes a pre-tax charge of $1 million ($1 million after taxes) of interest expense related to tax settlements for the three and six months ended June 30, 2025.

(e)    Includes a pre-tax gain of $1 million ($1 million after taxes) for the three and six months ended June 30, 2025, to adjust the recognition of a foreign value-added tax refund in Brazil. Also includes a pre-tax loss of $1 million ($1 million after taxes) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after taxes) related to environmental reserves in Brazil for the six months ended June 30, 2025.

Three Months Ended March 31, 2026

(f)    Includes a pre-tax loss of $1 million ($1 million after taxes) for other charges.

SYLVAMO CORPORATION
Adjusted EBITDA by Business Segment
Preliminary and Unaudited
(In millions)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Net Income (Loss)	$(11)	$15	$(3)	$(14)	$42
Adjustments:
Income tax provision (benefit)	12	5	(3)	9	11
Interest expense, net	11	10	9	20	19
Depreciation, amortization and cost of timber harvested	43	45	41	84	85
Stock-based compensation	3	7	3	6	13
Foreign exchange gain on intercompany note	(1)	—	(19)	(20)	—
Net special items expense	3	—	1	4	2
Adjusted EBITDA	$60	$82	$29	$89	$172
Net Sales	$806	$794	$755	$1,561	$1,615
Net Income Margin	(1)%	2%	0%	(1)%	3%
Adjusted EBITDA Margin	7%	10%	4%	6%	11%

Adjusted EBITDA by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Adjusted EBITDA
Europe	$(12)	$(30)	$(36)	$(48)	$(45)
Latin America	9	27	26	35	73
North America	63	85	39	102	144
Total Business Segment Adjusted EBITDA	$60	$82	$29	$89	$172
Sales (excluding inter-segment sales eliminations)
Europe	$197	$181	$190	$387	$371
Latin America	219	207	187	406	406
North America	411	419	390	801	857
Total Business Segment Sales	$827	$807	$767	$1,594	$1,634
Adjusted EBITDA Margin
Europe	(6)%	(17)%	(19)%	(12)%	(12)%
Latin America	4%	13%	14%	9%	18%
North America	15%	20%	10%	13%	17%

SYLVAMO CORPORATION
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and temporary investments	$123	$135
Accounts and notes receivable, net	366	424
Contract assets	26	19
Inventories	503	418
Other current assets	89	80
Total Current Assets	1,107	1,076
Plants, Properties and Equipment, net	1,093	1,047
Forestlands	393	364
Goodwill	121	114
Right of Use Assets	60	48
Deferred Charges and Other Assets	101	114
TOTAL ASSETS	$2,875	$2,763
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$422	$381
Notes payable and current maturities of long-term debt	121	90
Accrued payroll and benefits	52	55
Other current liabilities	157	190
Total Current Liabilities	752	716
Long-Term Debt	843	763
Deferred Income Taxes	171	175
Other Liabilities	154	143
Equity
Common stock $1.00 par value, 200.0 shares authorized, 46.0 shares and 45.6 shares issued and 39.8 shares and 39.4 shares outstanding at June 30, 2026 and December 31, 2025, respectively	46	46
Paid-in capital	97	89
Retained earnings	2,464	2,514
Accumulated other comprehensive loss	(1,316)	(1,353)
	1,291	1,296
Less: Common stock held in treasury, at cost, 6.2 shares and 6.2 shares at June 30, 2026 and December 31, 2025, respectively	(336)	(330)
Total Equity	955	966
TOTAL LIABILITIES AND EQUITY	$2,875	$2,763

SYLVAMO CORPORATION
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	$(14)	$42
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, amortization, and cost of timber harvested	84	85
Deferred income tax provision (benefit), net	—	(5)
Stock-based compensation	6	13
Foreign exchange gain on intercompany note	(20)	—
Changes in operating assets, liabilities and other:
Accounts and notes receivable	65	77
Inventories	(76)	—
Accounts payable and accrued liabilities	(2)	(79)
Other	(15)	(46)
CASH PROVIDED BY OPERATING ACTIVITIES	28	87
INVESTMENT ACTIVITIES
Invested in capital projects	(110)	(114)
Other	1	—
CASH USED FOR INVESTMENT ACTIVITIES	(109)	(114)
FINANCING ACTIVITIES
Dividends paid	(36)	(36)
Issuance of debt	571	48
Reduction of debt	(469)	(40)
Repurchases of common stock	—	(40)
Other	2	(8)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	68	(76)
Effect of Exchange Rate Changes on Cash	1	11
Change in Cash and Temporary Investments	(12)	(92)
Cash and Temporary Investments
Beginning of the period	135	205
End of the period	$123	$113

SYLVAMO CORPORATION
Reconciliation of Cash Provided by (Used For) Operating Activities to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2026	2025	2026	2026	2025
Cash Provided By (Used For) Operating Activities	$38	$64	$(10)	$28	$87
Adjustments:
Cash invested in capital projects	(61)	(66)	(49)	(110)	(114)
Free Cash Flow	$(23)	$(2)	$(59)	$(82)	$(27)